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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Incyte Genomics, Inc. for the registration of 1,248,522 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of Incyte Genomics, Inc. (formerly known as Incyte Pharmaceuticals, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California


May 16, 2001